Exhibit 10.39

IMCLONE SYSTEMS INCORPORATED

2006 STOCK INCENTIVE PLAN

ARTICLE I
PURPOSE

The purpose of this ImClone Systems Incorporated 2006 Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based incentives (thereby creating a means to raise the level of equity ownership by such individuals) and provide other incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE II
DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1   “Acquisition Event” has the meaning set forth in Section 4.2(d).

2.2   “Affiliate”   means each of the following: (a) any Subsidiary or Parent; (b) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (c) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee.

2.3   “Award” means any award under the Plan of any Option, Stock Appreciation Right, Restricted Stock Award, RSU Award, Performance Award or Other Stock-Based Award.

2.4   “Board” means the Board of Directors of the Company.

2.5   “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words or a concept of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” applies only on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination in the period covered thereby; or (b) if such an agreement does not exist or “cause” is not defined in any such agreement, termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or an Affiliate, as determined by the Committee in its sole discretion. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.6   “Change in Control” has the meaning set forth in Article XI.

2.7   “Change in Control Price” has the meaning set forth in Section 11.1.

2.8   “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.9   “Committee”

(a)   with respect to the application of the Plan to Eligible Employees and Consultants, the “Committee” means the Compensation Committee of the Board appointed from time to time by the Board (or another committee or committees of the Board appointed for the purposes of administering the Plan). In the event that more than one Committee is appointed by the Board, the Board shall specify with respect to each Committee the group of Persons with respect to which such Committee shall have the power to grant Awards. In the event that more than one Committee is appointed by the Board, then each reference in the Plan to “the Committee” shall be deemed a reference to each such Committee (subject to the last sentence of this paragraph); provided, however, that each such Committee may exercise only the power and authority granted to “the Committee” by the Plan with respect to those Persons to which it has the power to grant Awards as specified in the resolution of the Board appointing such Committee. Each Committee shall be comprised of two or more Directors. Each Committee shall consist of two or more non-employee directors, each of whom is intended to be a “non-employee director” as defined in Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, an “outside director” as defined under Section 162(m) of the Code and, to the extent required by the rules and regulations of the Nasdaq Stock Market, an “independent director” as defined under such rules and regulations; provided, however, that the foregoing shall not apply to any Committee that does not have the power to grant Awards to executive officers or Directors of the Company or otherwise make any decisions with respect to the timing or the pricing of any Awards granted to such executive officers and Directors. If for any reason such Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code, as applicable, shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

(b)   With respect to the application of the Plan to Non-Employee Directors, the “Committee” means the Board.

2.10   “Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

2.11   “Company” means ImClone Systems Incorporated, a Delaware corporation, and its successors by operation of law.

2.12   “Consultant” means any individual who (either directly or through his or her employer) is an advisor or consultant to, or subject to Section 5.3, a prospective advisor or consultant to, the Company or an Affiliate.

2.13   “Director” means a member of the Board of Directors of the Company (or any successor to the Company).

2.14   “Disability” means, with respect to a Participant’s Termination, the following:  (a) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “disability” (or words or a concept of like import), “disability” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “disability” applies only on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination in the period covered thereby; or (b) if such an agreement does not exist or if “disability” is not defined in any such agreement, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall be deemed to occur only at the time of the determination by the Committee of the Disability.

2.15   “Effective Date” means the effective date of the Plan as defined in Article XV.

2.16   “Eligible Employee” means each employee of, or subject to Section 5.3, each prospective employee of, the Company or an Affiliate.

2.17   “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.18   “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the closing sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded; or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc. For purposes of the grant of any Award, the applicable date shall be the date on which the Award is granted, or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.19   “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

2.20   “Good Reason” means, with respect to a Participant’s Termination of Employment, the following: (a) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “good reason” (or words or a concept of like import), a termination due to good reason (or words or a concept of like import), as defined in such agreement at the time of the grant of the Award; provided, however, that with regard to any agreement under which the definition of “good reason” applies only on occurrence of a change in control, such definition of “good reason” shall not apply until a change in control actually takes place and then only with regard to a termination in the period covered thereby; or (b) if such an agreement does not exist or if “good reason” is not defined in any such agreement, as defined in the Award agreement, if at all.

2.21   “Incentive Stock Option” means any Option awarded to an Eligible Employee under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.22   “Non-Employee Director” means a Director of the Company who is not an active employee of the Company or an Affiliate.

2.23   “Non-Qualified Stock Option” means any Option awarded under this Plan that is not an Incentive Stock Option.

2.24   “Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (a) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (b) the aggregate exercise price of such right, otherwise than on surrender of an Option.

2.25   “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.26   “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

2.27   “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.28   “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.

2.29   “Performance Award” means an Award made pursuant to Article IX of the Plan, which may be stated with reference to shares of Common Stock or to cash.

2.30   “Performance Period” has the meaning set forth in Section 9.1.

2.31   “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

2.32   “Plan” means this ImClone Systems Incorporated 2006 Stock Incentive Plan, as amended from time to time.

2.33   “Prior Plan” means the ImClone Systems Incorporated 2002 Stock Option Plan, as amended from time to time.

2.34   “Reference Stock Option” has the meaning set forth in Section 7.1.

2.35   “Restricted Stock Award” means an Award of shares of Common Stock, or the right to receive shares of Common Stock in the future, subject to the restrictions under Article VIII.

2.36   “RSU” means a restricted stock unit, which is an Award the value of which is calculated by reference to the value of shares of Common Stock, subject to the restrictions under Article VIII.

2.37   “Restriction Period” has the meaning set forth in Subsection 8.3(a) with respect to Restricted Stock Awards.

2.38   “Retirement” means, unless otherwise provided by the Committee at grant, a Termination of Employment without Cause or Termination of Consultancy without Cause (other than, in any such case, after the occurrence of an event that would provide a basis for a Cause termination) at or after age 60 (provided the Participant has at least ten years of service to the Company or its Affiliates) or after age 65 (provided the Participant has at least five years of service to the Company or its Affiliates). With respect to a Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after the Participant has attained age 60 (provided the Participant has at least ten years of service to the Company or its Affiliates) or after age 65 (provided the Participant has at least five years of service to the Company or its Affiliates). Determinations of length of service shall be made by the Committee in its sole discretion.

2.39   “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.40   “Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

2.41   “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.42   “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.

2.43   “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants granted pursuant to Article VI.

2.44   “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.45   “Substitute Awards” mean Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

2.46   “Tandem Stock Appreciation Right” means the right to surrender to the Company all (or a portion) of an Option in exchange for an amount in cash and/or stock equal to the difference between (a) the Fair Market Value, on the date such Option (or such portion thereof) is surrendered, of the Common Stock covered by such Option (or such portion thereof), and (b) the aggregate exercise price of such Option (or such portion thereof), or, if such Tandem Stock Appreciation Right is granted after the date of the Reference Stock Option, the aggregate exercise price of such appreciation right (or portion thereof).

2.47   “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.48   “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.49   “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer any of a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.50   “Termination of Directorship” means that the Non-Employee Director has ceased to be a Director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a Director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be. Notwithstanding the foregoing, the Committee may otherwise define Termination of Directorship in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Directorship thereafter.

2.51   “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer any of an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.52   “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including by the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III
ADMINISTRATION

3.1   The Committee.   The Plan shall be administered and interpreted by the Committee. Notwithstanding anything herein to the contrary, the Board shall have authority for administration and interpretation of the Plan with respect to Non-Employee Directors and all references herein to the authority of the Committee as applied to Non-Employee Directors shall be deemed to refer to the Board.

3.2   Grants of Awards.   The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) RSU Awards, (v) Performance Awards, and (vi) Other Stock-Based Awards. Without limiting the generality of the foregoing, the Committee shall have the authority:

(a)    to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b)   to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c)    to determine the number of shares of Common Stock (if any) to be covered by an Award granted hereunder;

(d)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)    to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(f)    to determine whether and under what circumstances an Option may be settled in cash, Common Stock and/or restricted stock;

(g)    to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant;

(h)   to determine whether an Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i)    to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(j)     to modify, extend or renew an Award, subject to Article XII herein, provided, however, that if an Award is modified, extended or renewed and thereby deemed to be the issuance of a new Award under the Code or the applicable accounting rules, the exercise price of an Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal;

(k)         to determine at grant that an Option shall cease to be exercisable or an Award shall be forfeited, or that proceeds or profits applicable to an Award shall be returned to the Company, in the event the Participant engages in detrimental activity with respect to the Company or its Affiliates (as such term is defined by the Committee in the Award agreement) and, to interpret such definition and to approve waivers with regard thereto; and

(l)          to determine whether or not an Award is intended to comply with Section 162(m) of the Code.

3.3   Guidelines.

(a)   Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall reduce the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

(b)   Without limiting the generality of the foregoing, the Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions, to comply with applicable laws, regulations, or accounting, listing or other rules with respect to such domestic or foreign jurisdictions.

3.4   Decisions Final.   Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5   Procedures.   The Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6   Designation of Consultants/Liability.

(a)   The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers or other employees to execute agreements or other documents on behalf of the Committee.

(b)   The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the

Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7   Indemnification.   To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, Directors or members or former officers, Directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate or any agreement of indemnification. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

3.8   Delegation.   The Committee may delegate, to the extent permitted by law, to one or more Directors or one or more officers or a committee of Directors or officers the right to grant Awards to Eligible Employees who are not Directors or officers of the Company and to cancel or suspend Awards to Eligible Employees who are not Directors or officers of the Company.

ARTICLE IV
SHARE LIMITATION

4.1   Shares.

(a)   Aggregate Limitation.   The following provisions apply in determining the aggregate number of shares of Common Stock available under the Plan.

(i)    The aggregate number of shares of Common Stock that may be granted or used for reference purposes under the Plan shall not exceed 5,500,000 shares plus (x) any Common Stock available for grant under the Prior Plan as of the date stockholder approval of the Plan is obtained, and (y) any other shares under the Prior Plan that again become available under Section 4.1(a)(ii) (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. With respect to Stock Appreciation Rights settled in Common Stock, the number of shares of Common Stock underlying the Award at the time of grant (and not the net number of shares of Common Stock issued to the Participant upon exercise and settlement) shall count against the aggregate and individual share limitations set forth under Sections 4.1(a) and (b). Any shares of Common Stock that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one share for every share granted. Any shares of Common Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.0 shares for every share granted. In no event shall the aggregate number of shares of Common Stock granted pursuant to Incentive Stock Options exceed 5,500,000 shares.

(ii)   If any shares of Common Stock subject to an Award (or an award under the Prior Plan) are forfeited, expire or otherwise terminate without issuance of such shares, or any Award or

Prior Plan award is settled for cash, the shares shall, to the extent of such forfeiture, expiration, termination or cash settlement, again be available for Awards under the Plan. If a Stock Appreciation Right is granted in tandem with an Option, such grant shall apply only once against the maximum number of shares of Common Stock that may be issued under the Plan. Shares of Common Stock underlying Awards (or Prior Plan stock options) settled in cash shall again be available for issuance under the Plan.

(iii)  Any shares of Common Stock that again become available for grant pursuant to this Section 4.1(a) shall be added back as one share if such share were subject to an award under the Prior Plan or is subject to an Option or Stock Appreciation Right granted under the Plan, and as 2.0 shares if such shares were subject to an Award other than an Option or a Stock Appreciation Right granted under the Plan.

(b)   Individual Participant Limitations.   The following provisions apply in determining the Awards that may be granted to an individual during a fiscal year of the Company.

(i)    The maximum number of shares of Common Stock subject to any Option or Stock Appreciation Right which may be granted under the Plan during any 36-month period to each Eligible Employee shall be 1,000,000 shares for each type of Award (subject to any increase or decrease pursuant to Section 4.2). The maximum number of shares of Common Stock subject to any Restricted Stock Award, RSU Award, Performance Award or Other Stock-Based Award that is subject to the attainment of specified performance goals which may be granted under the Plan during any 36-month period to each Eligible Employee shall be 250,000 shares for each type of Award (subject to any increase or decrease pursuant to Section 4.2). If a Stock Appreciation Right is granted in tandem with an Option it shall apply against the Eligible Employee’s individual share limitations for both Stock Appreciation Rights and Options.

(ii)   The maximum payment under any Performance Award denominated in dollars under the Plan to each Eligible Employee for any fiscal year shall be $5,000,000.

(c)   Substitute Awards.   Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan pursuant to Section 4.1(a) or authorized for grant to an Eligible Employee during any period pursuant to Section 4.1(b).

4.2   Changes.

(a)   The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b)   Subject to the provisions of Section 4.2(d), in the event of any such change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Common Stock or securities convertible into Common Stock, any sale or transfer of all or part of the Company’s assets or business, any special cash dividend or any other corporate transaction or event having an effect similar to any of the foregoing and effected without receipt of consideration by the Company, then the aggregate number and kind of shares that thereafter may be issued under the Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under the Plan and the purchase price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee shall deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan, and any such adjustment determined by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor. Except as provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any issuance by the Company of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c)   Except as otherwise determined by the Committee, fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down and any remaining fractional shares of Common Stock shall be settled in cash. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d)   In the event of (x) a merger or consolidation in which the Company is not the surviving entity, (y) any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or (z) the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as an “Acquisition Event”), then the Committee, in its sole discretion, may terminate all vested and unvested Awards that are outstanding as of the date of Acquisition Event by delivering notice of termination to each Participant at least 20 days prior to the date of the Acquisition Event, in which case, during the period from the date on which such notice of termination is delivered to the date of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her vested and unvested Awards that are then outstanding (without regard to any limitations on vesting or exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the consummation of the Acquisition Event, and, provided that, if the Acquisition Event does not occur within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article XI shall apply.

4.3   Minimum Purchase Price.   Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V
ELIGIBILITY

5.1   General Eligibility.   All Eligible Employees, Consultants and Non-Employee Directors are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2   Incentive Stock Options.   Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under this Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.3   General Requirement.   The vesting and exercise of Awards granted to a prospective employee or consultant shall be conditioned upon such individual actually becoming an employee of or consultant to the Company or an Affiliate within a reasonable time thereafter, as determined by the Committee.

5.4   Awards to Non-Employee Directors.   Awards made to Non-Employee Directors shall in all cases be granted only in accordance with the compensation policy established by the Company for members of the Board from time to time, which policy may provide for formulaic Awards to Non-Employee Directors with additional Awards to the chairman and vice-chairman of the Board and committee chairs for services they provide in such roles, as well as additional grants to Non-Employee Directors upon joining the Board.

ARTICLE VI
STOCK OPTIONS

6.1   Options.   Options may be granted alone or in addition to other Awards granted under the Plan. The Committee shall have the authority to grant any Eligible Employee, Consultant or Non-Employee Director one or more Options. Each Option granted under the Plan shall be either: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2   Grants.   The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3   Terms of Options.   Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)   Exercise Price.   Other than in connection with Substitute Awards, the exercise price per share of Common Stock subject to an Option shall be determined by the Committee at the time of grant, provided that the per-share exercise price of any Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant (unless adjusted in accordance with Section 4.2(b) pursuant to a merger, acquisition, or similar corporate transaction). Other than pursuant to Section 4.2(b), in the absence of shareholder approval, the Committee shall not be permitted to (a) lower the option price per share of an Option after it is granted, (b) cancel an Option in exchange for another Award or cash, and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the Nasdaq Stock Market.

(b)   Option Term.   The term of each Option shall be fixed by the Committee, provided that no Option shall be exercisable more than ten (10) years after the date the Option is granted, and provided, further, that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c)   Exercisability.   Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant, provided, however, that in no event (except as provided in the next sentence) shall Options be fully exercisable earlier than one year after grant (except with respect to Options granted to Non-Employee Directors). Notwithstanding the foregoing, in connection with an employment termination or Change in Control, the Committee may waive any limitations on exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Option may be exercised).

(d)   Method of Exercise.   Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price (or arrangements satisfactory to the Committee made for such payment) as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; or (ii) on such other terms and conditions as may be acceptable to the Committee, including tendering (either actually or through attestation) or withholding shares of Common Stock. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)   Non-Transferability of Options.   No Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award agreement.

(f)    Termination by Death, Disability or Retirement.   Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination is by reason of death, Disability or Retirement, all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Options if the Options are Incentive Stock Options or if such Termination is by reason of Retirement; provided, however, that in the case of Retirement or Disability, if the Participant dies within such exercise period, all unexercised Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a minimum period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Options if the Options are Incentive Stock Options.

(g)   Termination for Cause.   Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination (i) is for Cause or (ii) is a voluntary Termination after the occurrence of an event that would be grounds for a Termination for Cause, all Options held by such Participant, whether or not vested,  shall thereupon terminate and expire as of the date of such Termination or, if earlier, the date of the Cause event.

(h)   Termination for Any Other Reason.   Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant, or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination is for any reason not set forth in Section 6.3(f) or (g), all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(i)    Unvested Options.   Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the

Participant are reduced) thereafter, Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(j)    Incentive Stock Option Limitations.   To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(k)   Form, Modification, Extension and Renewal of Options.   Subject to the terms and conditions and within the limitations of the Plan, Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may modify, extend or renew outstanding Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent).

(l)    Early Exercise.   The Committee may provide that an Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option and such shares shall be subject to the provisions of Article VIII and treated as restricted stock. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(m)  Other Terms and Conditions.   Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VII
STOCK APPRECIATION RIGHTS

7.1    Tandem Stock Appreciation Rights.   Tandem Stock Appreciation Rights, by their nature, may be granted only in conjunction with all or part of any Option (a “Reference Stock Option”) granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2    Terms and Conditions of Tandem Stock Appreciation Rights.   Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a)   Term.   A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(b)   Exercisability.   Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.3(c).

(c)   Method of Exercise.   A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the

Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

(d)   Payment.   Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as determined by the Committee in its sole discretion at the time of grant or, if permitted by the grant, at the time of exercise) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement (or, in the case of a Tandem Stock Appreciation Right granted after the time of the grant of such Reference Stock Option, the exercise price determined as set forth below) multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised. The exercise price of a Tandem Stock Appreciation Right shall be required to be in accordance with Section 6.3(a) on the date of grant except (i) if such Tandem Stock Appreciation Right is added to an Option after the date of grant of the Option, in which case the exercise price of may not be less than 100% of the Fair Market Value of one share of Common Stock on the date the right was granted to the Participant (except in the case of Substitute Awards as provided in Clause (ii), or (ii) in the case of Substitute Awards, in connection with an adjustment pursuant to Section 4.2(b)..

(e)   Deemed Exercise of Reference Stock Option.   Upon the exercise of a Tandem Stock Appreciation Right for Common Stock, the Reference Stock Option (or part thereof, based on the value of the Common Stock issued on exercise) to which such Stock Appreciation Right is related shall be deemed to have been exercised for purposes of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

7.3    Non-Tandem Stock Appreciation Rights.   Non-Tandem Stock Appreciation Rights may also be granted without reference to any Options granted under the Plan.

7.4    Terms and Conditions of Non-Tandem Stock Appreciation Rights.   Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a)   Term.   The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not exceed ten (10) years after the date the right is granted.

(b)   Exercisability.   Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant, provided, however, that in no event (except as provided in the next sentence) shall Non-Tandem Stock Appreciation Rights be fully exercisable earlier than one year after grant (except with respect to Non-Tandem Stock Appreciation Rights granted to Non-Employee Directors). Notwithstanding the foregoing, in connection with an employment termination or Change in Control, the Committee may waive any limitations on exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised).

(c)   Method of Exercise.   Subject to the installment, exercise and waiting period provisions that apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(d)   Payment.   Upon the exercise of a Non-Tandem Stock Appreciation Right, a Participant shall be entitled to receive, for each right exercised, an amount in cash and/or Common Stock (as determined by the Committee in its sole discretion at the time of grant or, if permitted by the grant, at the time of exercise) no greater than the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant. The exercise price of a Non-Tandem Stock Appreciation Right may not be less than 100% of Fair Market Value of a share of Common Stock on the date of grant except in the case of Substitute Awards, in connection with an adjustment pursuant to Section 4.2(b). Other than pursuant to Section 4.2(b), in the absence of shareholder approval, the Committee shall not be permitted to (a) lower the Fair Market Value per share of a Non-Tandem Stock Appreciation Right after it is granted, (b) cancel a Non-Tandem Stock Appreciation Right in exchange for another Award or cash, and (c) take any other action with respect to a Non-Tandem Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the Nasdaq Stock Market.

7.5    Non-Transferability of Stock Appreciation Rights.   No Stock Appreciation Right (whether a Tandem Stock Appreciation Right or a Non-Tandem Stock Appreciation Right) shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable, during the Participant’s lifetime, only by the Participant.  Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Stock Appreciation Right that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.  A Stock Appreciation Right that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement.  Any shares of Common Stock acquired upon the exercise of a Stock Appreciation Right by a permissible transferee of a Stock Appreciation Right or a permissible transferee pursuant to a Transfer after the exercise of the Stock Appreciation Right shall be subject to the terms of the Plan and the applicable Award agreement.

ARTICLE VIII
RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS

8.1    Restricted Stock Awards and RSU Awards.   Restricted Stock Awards and RSU Awards may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, grants of Restricted Stock Awards and RSU Awards shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. RSU Awards may be settled in shares of Common Stock and/or in cash or any combination as determined by the Committee in its sole discretion at or after the time of grant.

8.2   Awards and Certificates.   Eligible Employees, Consultants and Non-Employee Directors selected to receive a Restricted Stock Award or RSU Award shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)    Purchase Price. Unless (x) otherwise provided by the Committee or (y) prohibited by applicable law, the purchase price of a Restricted Stock Award or RSU Award shall be zero. If required by law or the Committee otherwise determines that a Restricted Stock Award or RSU Award shall have a purchase price, such purchase price shall not be less than par value.

(b)   Acceptance. Restricted Stock Awards must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award agreement and by paying the price (if any) the Committee has designated thereunder (such acceptance may be in any manner that the Committee may establish, including deemed acceptance).

8.3   Restrictions and Conditions.   Restricted Stock Awards and RSU Awards awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)    Restriction Period.

(i)     The Participant shall not be permitted to Transfer a Restricted Stock Award or RSU Award awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the Restricted Stock Award or RSU Award during such Restriction Period. Except as provided herein, and except for Restricted Stock Awards or RSU Awards to Non-Employee Directors, the minimum Restriction Period for a Restricted Stock Award or RSU Award shall be three years (but with pro-rata or other graded vesting permitted over such three-year period, but not prior to one year after grant, and in no event more than one-third of the Award vesting in respect of any year); provided, that if the Award is a performance-based Award the minimum Restriction Period for full vesting and transfer shall be one year rather than three years. The limitations in the preceding sentence shall not apply on up to five percent of the aggregate shares of Common Stock available under the Plan set forth in Section 4.1, as adjusted, when combined with the aggregate grants made under the limits set forth in Section 10.2. Within these limits, based on service, attainment of performance goals pursuant to Section 8.3(a)(ii) below and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may place conditions on the grant. In addition, (x) upon a Change in Control, (y) upon a Participant’s without Cause or Good Reason termination or termination by reason of death, Disability or Retirement, or (z) if required pursuant to an agreement in existence prior to the date of grant to which the Participant is a party, the Committee in its sole discretion may (A) provide for the lapse of restrictions in whole or in part, (B) accelerate the vesting of all or any part of any Restricted Stock Award or RSU Award and/or (C) waive the deferral limitations for all or any part of any such Award.

(ii)    Objective Performance Goals, Formulas or Standards. If the grant of a Restricted Stock Award or RSU Award or the lapse of restrictions is based on the attainment of performance goals, the Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, and the applicable vesting percentage of the Restricted Stock Award or RSU Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the performance goals are substantially uncertain.

(b)   Rights as a Stockholder; Dividends. Beginning on the date of grant of a Restricted Stock Award and subject to acceptance of the associated Award agreement, the Participant shall become a shareholder of the Company with respect to all shares of Common Stock subject to the Restricted Stock Award and shall have all of the rights of a shareholder, including the right to vote such shares and the right to receive distributions made with respect to such shares; provided, however, that, in the absence of Committee action to the contrary, any shares of Common Stock or any other property (other than regular cash distributions) distributed as a dividend or otherwise with respect to any Restricted Stock Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as the shares covered by such Award.

(c)    Termination. Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, subject to the applicable provisions of the Award agreement and the Plan, upon a

Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock Awards and RSU Awards still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter. In the absence of such provisions in the Award agreement, in the event of:  (i) death, Disability or Retirement, restrictions shall lapse on the Participant’s Restricted Stock Awards and RSU Awards on a pro rata monthly basis through the date of Termination, with performance awards paid at the end of the performance period based on actual results; and (ii) any other Termination, any unvested Restricted Stock Awards or RSUs shall immediately be cancelled.

(d)   Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock Award or RSU Award, certificates for shares attributable to such Award shall be delivered to the Participant (or, if certificates were previously issued, replacement certificates shall be delivered upon return of the previously issued certificates). All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

ARTICLE IX
PERFORMANCE AWARDS

9.1   Performance Awards.   Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, Performance Awards shall be awarded, the number of Performance Awards to be awarded to any person, the duration of the period (the “Performance Period”) during which, and the conditions under which, a Participant’s right to Performance Awards will be vested, the ability of Participants to defer receipt of Performance Awards, and the other terms and conditions of the Award in addition to those set forth in Section 9.2. The minimum Performance Period shall be one year.

The Committee shall condition the right to payment or vesting of any Performance Award upon the attainment of objective performance goals established pursuant to Section 9.2(b) below.

9.2   Terms and Conditions.   Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a)    Earning or Vesting of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(b) are achieved and the percentage of each Performance Award that has been earned or vested.

(b)   Objective Performance Goals, Formulas or Standards. The Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or, to the extent such Award is intended to comply with Section 162(m) of the Code, at such later date as permitted thereunder and while the outcome of the performance goals is substantially uncertain.

(c)    Payment. Following the Committee’s determination, shares of Common Stock and/or cash, as determined by the Committee in its sole discretion at the time of grant or, if permitted by the grant, thereafter, shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual’s earned or vested Performance Award. Notwithstanding the foregoing, the Committee may, in its sole discretion and, to the extent

Section 162(m) of the Code is applicable, in accordance therewith, (i) award a number of shares of Common Stock or an amount of cash less than the earned Performance Award and/or (ii) subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions.

(d)   Termination. Subject to the applicable provisions of the Award agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a Performance Award, such Performance Award will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or, if no rights of the Participant are reduced, thereafter.

(e)    Accelerated Vesting. Upon (x) a Change in Control, (y) a Participant’s without Cause or Good Reason termination or termination by reason of death, Disability or Retirement, or (z) if required pursuant to an agreement in existence prior to the date of grant to which the Participant is a party, the Committee, in its sole discretion, may accelerate the vesting of all or any part of any Performance Award or waive the deferral limitations for all or any part of such Award.

ARTICLE X
OTHER STOCK-BASED AWARDS

10.1   Other Awards.

(a)    Subject to the limitations set forth in Section 4.1(a), the Committee is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, including, but not limited to, (a) shares of Common Stock awarded as a bonus, (b) shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, (c) stock equivalent units, and (d) Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

(b)   Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards.

(c)    The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance goals, including, to the extent the Committee so determines, from among those set forth on Exhibit A hereto, as the Committee may determine, in its sole discretion.

10.2   Terms and Conditions.   Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a)    Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion; provided, that, except for Awards under this Article X to Non-Employee Directors, the minimum vesting period for any such Award and any Common Stock covered by such Award shall be three years (but with pro-rata or other graded vesting permitted over such three-year period, but not prior to one year after grant, and in no event more than one-third of the Award vesting in respect of any year); provided, further, that if the Award is a performance-based Award the minimum vesting period for full vesting shall be one year rather than three years. The minimum vesting period limitations in the preceding sentence shall not apply on up to five percent of the aggregate shares of Common Stock available under the Plan set forth in Section 4.1, as adjusted, when combined with the aggregate grants made under the limits set forth in Section 8.3. Within these limits, based on service, attainment of performance goals, and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may place conditions on the grant. In addition, (x) upon a Change in Control, (y) upon a Participant’s without Cause or Good Reason termination or termination by reason of death, Disability or Retirement, or (z) if required pursuant to an agreement in existence prior to the date of grant to which the Participant is a party, the Committee in its sole discretion may (A) accelerate the vesting of all or any part of any Other Stock Based Award, and/or (B) waive the deferral limitations for all or any part of any such Award.

(b)   Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration to the extent permitted by law.

ARTICLE XI
CHANGE IN CONTROL PROVISIONS

11.1   Benefits.   In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award agreement or, if no rights of the Participants are reduced, thereafter, a Participant’s Award shall be treated as follows:

(a)    Unless the Committee provides otherwise in an Award agreement or if no rights of the Participant are reduced, thereafter, no acceleration of vesting or lapsing of restrictions shall occur with respect to an Award if the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that the Award shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof, but, unless the Committee determines otherwise, any such Award shall automatically vest in full upon the Participant’s Termination without Cause or for Good Reason within 18 months after the Change in Control.

(b)   In the event that subsection (a) above does not apply, all outstanding Options and Non-Tandem Stock Appreciation Rights granted to a Participant prior to the Change in Control shall be fully vested and immediately exercisable in their entirety. The Committee, in its sole discretion, may provide at the time of grant for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 11.1, “Change in Control Price” shall mean the average Fair Market Value of a share of Common Stock during the 20 trading days immediately prior to a Change in Control of the Company or as otherwise determined by the Committee. Notwithstanding anything to the contrary contained herein, for purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury Regulation § 1.425-1 (and any amendments thereto).

(c)    In the event that subsection (a) above does not apply and unless the Committee otherwise determines, all Performance Awards granted to a Participant prior to the Change in Control shall vest on the following schedule:  (i) if at least 50% of a Performance Award’s Performance Period has been completed, the Award shall vest in full and be paid out as if the relevant Performance Period had ended upon such Change in Control and the determination of the extent to which any specified performance goals or targets had been achieved had been made at such time, and (ii) if less than 50% of the Performance Award’s Performance Period has been completed, the Award shall vest in full and shall be paid out at 50% of Award target without consideration of performance to date.

(d)   In the event that subsection (a) above does not apply, the restrictions to which any Restricted Stock Awards or RSU Awards granted to a Participant prior to the Change in Control are subject shall lapse as if the applicable Restriction Period had ended upon such Change in Control.

11.2   Change in Control.   “Change in Control” shall mean the occurrence of one of the following events:

(a)   individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director;

(b)   any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the Effective Date, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that an event described in this subsection (b) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner:

(i)                the Company or any majority-owned subsidiary (provided, that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary),

(ii)             any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any majority-owned subsidiary,

(iii)          any underwriter temporarily holding securities pursuant to an offering of such securities, or

(iv)         any person pursuant to a Non-Qualifying Transaction (as defined below);

(c)   the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:

(i)                50% or more of the total voting power of:

(x)             the corporation resulting from such Business Combination (the “Surviving Corporation”), or

(y)           if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”),

is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination;

(ii)             no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 40% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation); and

(iii)          at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination

(any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d)   stockholder approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company’s shareholders in substantially the same proportions as such shareholders owned the Company’s outstanding voting common equity interests immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company under this Plan.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 40% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

ARTICLE XII
TERMINATION OR AMENDMENT OF PLAN/NON-TRANSFERABILITY OF AWARDS

12.1   Termination or Amendment.   Notwithstanding any other provision of the Plan, the Board (or a duly authorized Committee thereof) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, except (x) to correct obvious drafting errors or as otherwise required by law or (y) as specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be reduced without the consent of such Participant and, provided further, without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan under Section 4.1(a) (except by operation of Section 4.2); (ii) increase the maximum individual limitations under Section 4.1(b) (except by operation of Section 4.2); (iii) change the classification of individuals eligible to receive Awards under the Plan; (iv) extend the maximum option period under Section 6.3; (v) materially alter the performance goals as set forth in Exhibit A; (vi) take any actions prohibited by the last sentence of Section 6.3(a) or Section 7.4(d); or (vii) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above, except (x) to correct obvious drafting errors or as otherwise required by law or applicable accounting rules, or (y) as specifically provided herein, no such amendment or other action by the Committee shall reduce the rights of any holder without the holder’s consent.

12.2   Non-Transferability of Awards.   Subject to Sections 6.3(e) and 7.5, no Award shall be Transferable by the Participant (including, without limitation to, a Family Member) otherwise than by will or by the laws of descent and distribution, and all Awards shall be exercisable, during the Participant’s lifetime, only by the Participant. Any attempt to Transfer any Award or benefit except as expressly permitted herein shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person. An Award that is Transferred pursuant to the first sentence of this Section 12.2 (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Notwithstanding anything to the contrary contained in this Section 12.2 (or 6.3(e) and 7.5), if and to the extent approved by the Committee in its sole discretion, an employee or Non-Employee Director may transfer an Award (but not Awards constituting in excess of one percent of the Common Stock outstanding in any single Transfer) to a charitable organization. Any shares of Common Stock acquired by a permissible transferee shall continue to be subject to the terms of the Plan and the applicable Award agreement.

ARTICLE XIII
UNFUNDED PLAN

13.1   Unfunded Status of Plan.   The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIV
GENERAL PROVISIONS

14.1   Legend and Custody.

(a)   The Committee may require each person receiving shares of Common Stock pursuant to an Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.

(b)   All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under (a) the rules, regulations and other requirements of the Securities and Exchange Commission, (b) any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, or (c) applicable law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c)   If stock certificates are issued in respect of an Award, the Committee may require that any stock certificates evidencing such Award be held in custody by the Company until the Award has vested or the restrictions thereon have lapsed, and that, as a condition of any grant of such an Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

14.2   Other Plans.   Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.3   Deferral; Dividends and Dividend Equivalents.   The Committee may, in its sole discretion, establish terms and conditions pursuant to which the cash payment or delivery of Common Stock pursuant to an Award may be deferred. Subject to the provisions of the Plan, the terms of any Award (including a deferred Award) may provide, if so determined by the Committee in its sole discretion, for the payment of cash, Common Stock or other property dividends, or cash payments in amounts equivalent to cash, Common Stock or other property dividends (“Dividend Equivalents”), on either a current or a deferred basis, with respect to the number of shares of Common Stock subject to such Award. The Committee may also provide that any such dividends or dividend equivalents shall be subject to the same restrictions and risk of forfeiture as the underlying Award or be deemed to have been reinvested in additional Awards or otherwise reinvested.

14.4   No Right to Employment/Directorship/Consultancy.   Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

14.5   Withholding of Taxes.   The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of a Restricted Stock Award or RSU Award (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. If permitted by the Committee, the minimum statutorily required withholding obligation with regard to any Participant may be satisfied by (i) reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned, or (ii) the Participant’s tendering to the Company of shares of Common Stock owned by such Participant. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.6   Listing and Other Conditions.

(a)   Except as otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)   If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)   Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)   A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests, and otherwise to cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval as the Company deems necessary or appropriate.

14.7   Governing Law.   The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.8   Construction.   Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.9   Other Benefits.   No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.10   Costs.   The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

14.11   No Right to Same Benefits.   The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.12   Death/Disability.   The Committee may, in its sole discretion, require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) and/or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.13   Section 16(b) of the Exchange Act.   All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.14   Section 409A of the Code.   The Board may amend the Plan as necessary to comply with Section 409A of the Code without shareholder consent.

14.15   Successor and Assigns.   The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.16   Severability of Provisions.   If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.17   Payments to Minors, Etc.   Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.18   Headings and Captions.   The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XV
EFFECTIVE DATE OF PLAN

The Plan shall become effective upon the date specified by the Board in its resolution adopting the Plan, subject to the approval of the Plan by the stockholders of the Company within 12 months before or after such date of adoption, in accordance with the requirements of the laws of the State of Delaware.

ARTICLE XVI
TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.

ARTICLE XVII
NAME OF PLAN

The Plan shall be known as “ImClone Systems Incorporated 2006 Stock Incentive Plan.”

EXHIBIT A
PERFORMANCE GOALS

Performance goals established for purposes of the vesting of performance-based Restricted Stock Awards, RSU Awards, Performance Awards and/or Other Stock-Based Awards shall be based on one or more of the following performance goals (“Performance Goals”), which may be set in terms of the performance of the Company or any subsidiary, division, other operational unit or business segment of the Company:  (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a specified increase in, after-tax or pre-tax profits, including without limitation as attributable to continuing and/or other operations of the Company; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow or economic value added; (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of certain target levels of, or a specified increase in, earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, net sales, revenues, net income or earnings before income tax or other exclusions; (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital; (viii) the attainment of certain target levels of, or a specified increase in, after-tax or pre-tax return on stockholder equity; (ix) the attainment of certain target levels of, or a specified increase in, the fair market value of the shares of the Company’s Common Stock; (x) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; (xi) a transaction that results in the sale of stock or assets of the Company; (xii) the attainment of certain target levels of, or a specified reduction in, expenses; or (xiii) implementation, completion or attainment of interim measurable goals with regard to research, development, products or projects. The Committee may also exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in tax law or accounting standards required by generally accepted accounting principles.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit or business segment of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may: (i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.